
                                                       EXHIBIT 12

                  OVERSEAS SHIPHOLDING GROUP, INC.
                 RATIO OF EARNINGS TO FIXED CHARGES
               For the six months ended June 30, 1995
                           (In thousands)
            Presented in connection with Amendment No. 1
  filed on November 9, 1993 to Registration Statement No. 33-50441




Loss before Federal income taxes                   ($13,740)

Adjustments of income related to
  companies owned less than 100%                        176

Interest expense                                     33,084

Proportionate share of interest of
  50% - owned companies                               3,896

Interest component of an operating
  lease                                               1,242

Amortization of capitalized interest                  1,349
                                                    -------

  Earnings                                          $26,007
                                                    =======


Interest expense                                    $33,084

Proportionate share of fixed charges
  of 50% - owned companies                            6,083

Capitalized interest                                  6,237

Interest component of an operating
  lease                                               1,242
                                                    -------

  Fixed charges                                     $46,646
                                                    =======

Deficiency of earnings available to cover
  fixed charges                                    ($20,639)
                                                    =======